UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 3, 2019 (May 28, 2019)

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

North Carolina	1-10853	56-0939887
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina		27101
(Address of principal executive offices)		(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $5 par value	BBT	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series D Non-Cumulative Perpetual Preferred Stock	BBT PrD	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series E Non-Cumulative Perpetual Preferred Stock	BBT PrE	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series F Non-Cumulative Perpetual Preferred Stock	BBT PrF	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series G Non-Cumulative Perpetual Preferred Stock	BBT PrG	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series H Non-Cumulative Perpetual Preferred Stock	BBT PrH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with integration planning for the proposed merger of equals (the “Merger”) between BB&T Corporation (“BB&T”) and SunTrust Banks, Inc. (“SunTrust”), with BB&T as the surviving entity (the “Combined Company”), on May 28, 2019, BB&T entered into certain agreements with each of Daryl N. Bible, Donna C. Goodrich, Christopher L. Henson and Clarke R. Starnes, III, all of whom are named executive officers of BB&T (collectively, the “Executives”). These agreements were designed to promote retention and to incentivize efforts to consummate and achieve the anticipated benefits of the proposed Merger. The Compensation Committee of the BB&T Board of Directors (the “Compensation Committee”) approved the entry into these agreements, in each case subject to the applicable individual’s continued service through the closing of the Merger. If the merger agreement providing for the Merger is terminated prior to the closing for any reason, each of these agreements will automatically terminate and be of no further force or effect.

Synergy Incentive Awards

The Compensation Committee approved the grant of cash retention incentive awards (the “Synergy Incentive Awards”) to the Executives to incentivize their efforts and continued employment through the closing of the Merger and the post-Merger integration period. The Synergy Incentive Awards will vest and be paid in two installments, subject to the closing of the Merger and the Executive’s continued employment through the following applicable dates:

•

33% will vest on the earlier of (i) the date on which the conversion of the bank systems of the banking operations of BB&T and SunTrust is determined to be successfully completed and (ii) August 1, 2021 (the “First Vesting Date”); and

•	67% will vest on January 15, 2022 (the “Second Vesting Date”).

If the Executive experiences a severance qualifying termination (for Ms. Goodrich and Mr. Henson, which would not include a “good reason” termination due to a change in duties as a result of the change in her or his position at the closing of the Merger) prior to the First Vesting Date, only the first installment of the Synergy Incentive Award will vest and be paid, and the second installment will be forfeited. If Messrs. Bible and Starnes (who are retirement eligible for purposes of the existing BB&T compensation plans and arrangements) retire after August 1, 2021 and remain employed and in good standing through his scheduled retirement date, the second installment of the Synergy Incentive Award will fully vest and be paid on the originally scheduled payment date. The amount of the Synergy Incentive Award for each of the Executives is as follows: Mr. Bible, $3,110,400; Ms. Goodrich, $2,575,380; Mr. Henson, $4,162,500; and Mr. Starnes, $3,110,400. In addition, the Synergy Incentive Award letters with Ms. Goodrich and Mr. Henson affirm the waiver of the “good reason” termination right due to the change in position and related duties in connection with the Merger and set forth the Executive’s new position, reporting relationship and principal work location with the Combined Company, and, in the case of Ms. Goodrich, target total direct compensation of approximately $2,292,000 for the 2019 and 2020 fiscal years.

The form of Synergy Incentive Award letter for Messrs. Bible and Starnes is attached hereto as Exhibit 10.1, the Synergy Incentive Award letter for Ms. Goodrich is attached hereto as Exhibit 10.2 and the Synergy Incentive Award letter for Mr. Henson is attached hereto as Exhibit 10.3.

Amendments to Existing BB&T Employment Agreements

Each Executive also entered into an amendment to his or her existing BB&T employment agreement (the “Amendment”), pursuant to which certain rights or benefits thereunder were modified or clarified. In the case of each of Ms. Goodrich and Mr. Henson, the Amendment also waives her or his right to terminate employment for “good reason” under the employment agreement and other BB&T plans or arrangements that contain a similar right, as a result of the transition to a new position with the Combined Company. In consideration for the waiver of this right, each of Ms. Goodrich and Mr. Henson may elect to terminate for good reason during two window periods following the closing of the Merger (June 1, 2021 through August 31, 2021 and November 1, 2021 through November 30, 2021). If Ms. Goodrich or Mr. Henson were to die prior to December 1, 2021, the severance would be paid to her or his estate. Each Amendment provides for additional changes to the employment agreements with the Executives, including the following:

•

clarifies that upon a termination without cause or for good reason (a “qualifying termination”), equity and long-term cash incentive awards automatically vest (other than the Synergy Incentive Award, which will be governed by its terms);

•	provides for a pro rata annual bonus based on actual performance in the year of a qualifying termination that occurs prior to January 1, 2022;

•	provides that the severance period is 36 months, without regard to the Executive’s age;

•

provides that the Executive’s severance is the greater of the severance calculated based on the Executive’s pre-Merger compensation and the severance calculated at the time of the Executive’s qualifying termination, and clarifies that such calculation does not include the Synergy Incentive Award; and

•	eliminates the noncompetition covenant upon a qualifying termination.

The form of the Amendment to the employment agreement with each of Messrs. Bible and Starnes is attached hereto as Exhibit 10.4, and the form of the Amendment to the Employment Agreement with each of Ms. Goodrich and Mr. Henson is attached hereto as Exhibit 10.5.

The foregoing summary of the Synergy Incentive Award letters and the Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the applicable agreements, forms of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Form of Synergy Incentive Award Letter with each of Daryl N. Bible and Clarke R. Starnes, III

10.2	Synergy Incentive Award Letter with Donna C. Goodrich

10.3	Synergy Incentive Award Letter with Christopher L. Henson

10.4	Form of First Amendment to Employment Agreement with each of Daryl N. Bible and Clarke R. Starnes, III

10.5	Form of First Amendment to Employment Agreement with each of Donna C. Goodrich and Christopher L. Henson

Cautionary Note Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of BB&T and SunTrust. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on BB&T’s and SunTrust’s current expectations and assumptions regarding BB&T’s and SunTrust’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect

BB&T’s or SunTrust’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between BB&T and SunTrust, the outcome of any legal proceedings that may be instituted against BB&T or SunTrust, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where BB&T and SunTrust do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the ability to complete the transaction and integration of BB&T and SunTrust successfully, and the dilution caused by BB&T’s issuance of additional shares of its capital stock in connection with the transaction. Except to the extent required by applicable law or regulation, each of BB&T and SunTrust disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding BB&T, SunTrust and factors which could affect the forward-looking statements contained herein can be found in BB&T’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its other filings with the Securities and Exchange Commission (“SEC”), and in SunTrust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and its other filings with the SEC.

Additional Information about the Merger and Where to Find It

In connection with the proposed Merger with SunTrust, BB&T has filed with the SEC a registration statement on Form S-4 to register the shares of BB&T’s capital stock to be issued in connection with the Merger. The registration statement includes a joint proxy statement/prospectus which will be sent to the shareholders of BB&T and SunTrust seeking their approval of the proposed transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THESE DOCUMENTS DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT BB&T, SUNTRUST, AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from BB&T at its website, www.bbt.com, or from SunTrust at its website, www.suntrust.com. Documents filed with the SEC by BB&T will be available free of charge by accessing BB&T’s website at http://bbt.com/ under the tab “About BB&T” and then under the heading “Investor Relations” or, alternatively, by directing a request by telephone or mail to BB&T Corporation, 200 West Second Street, Winston-Salem, North Carolina, (336) 733-3065, and documents filed with the SEC by SunTrust will be available free of charge by accessing SunTrust’s website at http://suntrust.com/ under the tab “Investor Relations,” and then under the heading “Financial Information” or, alternatively, by directing a request by telephone or mail to SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, Georgia 30308, (877) 930-8971.

Participants in the Solicitation

BB&T, SunTrust and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of BB&T and SunTrust in connection with the proposed transaction under the rules of the SEC. Certain information regarding the interests of these participants and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Additional information about BB&T, and its directors and executive officers, may be found in the definitive proxy statement of BB&T relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March 19, 2019, and other documents filed by BB&T with the SEC. Additional information about SunTrust, and its directors and executive officers, may be found in the definitive proxy statement of SunTrust relating to its 2019 Annual Meeting of Shareholders filed with the SEC on March 8, 2019, and other documents filed by SunTrust with the SEC. These documents can be obtained free of charge from the sources described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION (Registrant)

By:	/s/ Cynthia B. Powell
Name:	Cynthia B. Powell
Title:	Executive Vice President and Corporate Controller (Principal Accounting Officer)

Date: June 3, 2019